Exhibit 99.2

Susquehanna

SUSQUEHANNA BANCSHARES, INC.
ATTN: JOAN MCCRACKEN, INVESTOR RELATIONS
26 NORTH CEDAR STREET
LITITZ, PA 17543-7000

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30670-P07372 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUSQUEHANNA BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Anthony J. Agnone, Sr.
02) Wayne E. Alter, Jr.
03) Peter DeSoto
04) Eddie L. Dunklebarger
05) Henry R. Gibbel
06) Bruce A. Hepburn
07) Donald L. Hoffman
08) Sara G. Kirkland
09) Guy W. Miller, Jr.
10) Michael A. Morello
11) Scott J. Newkam
12) E. Susan Piersol
13) William J. Reuter
14) Christine Sears
15) James A. Ulsh
16) Roger V. Wiest, Sr.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Adoption of an amendment to Susquehanna's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $2.00 per share, to 400,000,000 shares.	☐	☐	☐
3. Approval and adoption of the 2011 Susquehanna Bancshares, Inc. Employee Stock Purchase Plan.	☐	☐	☐
4. Approval of Susquehanna's Short-Term Incentive Plan.	☐	☐	☐
5. Approval, in an advisory vote, of Susquehanna's executive compensation.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend the annual meeting. ☐ Yes ☐ No

The Board of Directors recommends you vote for a 1 YEAR frequency on the following proposal:

	1 Year	2 Years	3 Years	Abstain
6. Approval, in an advisory vote, of the frequency of future advisory votes on Susquehanna's executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
7. Ratification of the appointment of PricewaterhouseCoopers LLP as Susquehanna's independent registered public accountant for the fiscal year ending December 31, 2011.	☐	☐	☐
8. Approval and adoption of the agreement and plan of merger entered into by Abington and Susquehanna, dated as of January 26, 2011.	☐	☐	☐
9. Approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in favor of the approval and adoption of the agreement and plan of merger.	☐	☐	☐

NOTE: Any other business properly presented at the annual meeting, or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ADMISSION TICKET

Bring this ticket with you for admission to the meeting.

SUSQUEHANNA BANCSHARES, INC.

Annual Meeting of Shareholders May 6, 2011 10:00 AM ET

The Hershey Lodge and Convention Center Aztec Room 325 University Drive Hershey, PA 17033 www.hersheylodge.com

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Joint Proxy Statement/Prospectus and Annual Report are available at www.proxyvote.com.

M30671-P07372

SUSQUEHANNA BANCSHARES, INC. Annual Meeting of Shareholders May 6, 2011 10:00 AM ET

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Samuel G. Reel, Jr. and Thomas R. Diehl, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of SUSQUEHANNA BANCSHARES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, ET on May 6, 2011, at the Hershey Lodge and Convention Center, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the election of the nominees listed on the reverse side in Proposal 1 for the Board of Directors; “FOR” Proposals 2, 3, 4, 5, 7, 8 and 9; and for a “1 Year” frequency for Proposal 6.

For Participants in the 2006 Susquehanna Employee Stock Purchase Plan: I instruct the Custodian to sign a proxy for me in substantially the form set forth on the reverse side. The Custodian shall mark the proxy as I specify. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side